UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2015

GLOBAL INCOME TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54684	26-4386951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Correspondence with Registered Representatives

On January 20, 2015, Global Income Trust, Inc. (the “Company”) sent correspondence to financial advisors and broker dealers notifying them that the board of directors of the Company (the “Board”) unanimously approved $7.43 as the estimated net asset value per share (“NAV”) of the Company’s common stock as of December 31, 2014, based on an estimated 8,257,410 shares of the Company’s common stock outstanding as of December 31, 2014 (the “December 31, 2014 NAV”). A copy of such correspondence is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

A copy of the form of correspondence to be furnished to the Company’s stockholders regarding the Company’s December 31, 2014 NAV is filed with this Current Report as Exhibit 99.2 and incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission (the “Commission”), the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 8.01	Other Events

Determination of Estimated Net Asset Value Per Share

Background

In October 2014, the Company’s Board initiated a process to estimate the Company’s NAV to provide investors and brokers an indication of the estimated value of the Company’s shares based on its acquisitions to date and current portfolio. The Valuation Committee of the Board, comprised solely of independent directors, was charged with oversight of the valuation process. On the recommendation of the Valuation Committee and the approval of the Board, the Company engaged CBRE Capital Advisors, Inc., an independent investment banking firm (“CBRE Cap”) as its independent valuation expert.

From CBRE Cap’s engagement through the issuance of its valuation report as of December 31, 2014 (the “Valuation Report”), CBRE Cap held discussions with senior management of our advisor Global Income Advisors, LLC (the “Advisor”); and conducted or commissioned appraisals, investigations, research, review and analyses as it deemed necessary. On January 13, 2015 the Valuation Committee, upon its receipt and review of the Valuation Report, concluded that it was reasonable. On January 13, 2015, the Valuation Committee and the Board unanimously approved $7.43 as the December 31, 2014 NAV, which is the lower value point of the range of estimated NAVs set forth in the Valuation Report in order to account for fees not otherwise included, as well as other market factors. The current estimated NAV does not include any adjustment to the value relating to the size or scale of components of our portfolio of assets. In addition, the estimated NAV is simply a snapshot in time and is not necessarily indicative of the value the Company would expect to realize from the portfolio as it pursues strategies to provide liquidity. CBRE Cap is not responsible for the estimated NAV.

Valuation Methodologies

In preparing the Valuation Report, CBRE Cap, among other things:

•	reviewed financial and operating information requested from or provided by senior management of the Company’s Advisor;

•	reviewed and discussed with senior management of the Advisor the historical and anticipated future financial performance of the Company’s properties, including forecasts prepared by the senior management of the Advisor;

•	commissioned restricted use appraisals which contained analysis on each of the Company’s U.S. real property assets (“MAI Appraisals”);

•	reviewed the Share Purchase Agreement for the German assets, as disclosed on Current Report on Form 8-K filed January 2, 2015; and

•	reviewed the Company’s reports filed with the Commission.

Member of Appraisal Institute (“MAI”) Appraisals of all of the Company’s U.S. properties were performed in accordance with Uniform Standards of Professional Appraisal Practice. The MAI Appraisals were commissioned by CBRE Cap from CBRE Appraisal Group, an affiliate of CBRE Cap that conducts appraisals and valuations of real properties. Each of the MAI Appraisals was prepared by personnel who are members of the Appraisal Institute and have the MAI designations. CBRE Appraisal Group is not responsible for the estimated NAV.

As of December 31, 2014, the Company’s investment portfolio consisted of interests in five commercial properties located in Germany and four commercial properties located in the United States.

As a result, for the purposes of the Valuation Report, the Company’s wholly owned real estate properties were classified into two categories: U.S. assets and German assets. The Board considered the following valuation methodologies with respect to each asset class, which were applied by CBRE Cap and summarized in its Valuation Report:

U.S. Assets. Unlevered, ten-year discounted cash flow analyses from MAI Appraisals were created for the Company’s operational properties. The “terminal capitalization rate” method was used to calculate terminal value of the assets, with such rates sourced from MAI Appraisals and varying based on the specific geographic location and other relevant factors. A valuation range was calculated by varying the discount rate and the terminal capitalization rate by 5%. The range was set at 80 bps on the discount rate and 80 bps on the terminal capitalization rate of each asset.

Germany Assets. A Share Purchase Agreement relating to the sale of 94.9% of the shares of subsidiaries which hold the German assets was executed on December 29, 2014 between the Company and a reputable buyer. The value used for the estimated valuation of the German assets was the purchase price of the shares in the Share Purchase Agreement.

Valuation Summary; Material Assumptions

The valuation process used by the Company to determine an estimated NAV was designed to follow recommendations of the Investment Program Association, a trade association for non-listed direct investment vehicles (the “IPA”), in the IPA Practice Guideline 2013-01, Valuations of Publicly Registered Non-Listed REITs, which was issued by the IPA April 2013.

In its Valuation Report, CBRE Cap included an estimate of the December 31, 2014 value of the Company’s assets, including cash and select other assets net of payables, and accruals and other liabilities. Such values were provided by management of the Company from the Company’s preliminary unaudited balance sheet as of December 31, 2014. The fair market value of debt was estimated by discounting the required payments under the Company’s debt agreements using the estimated interest rate that it would expect to receive had it entered into the agreement as of December 31, 2014.

Taking into consideration the reasonableness of the valuation methodologies, assumptions and conclusions contained in CBRE Cap’s Valuation Report, the Valuation Committee and Board determined the estimated value of the Company’s real estate portfolio to be in the range of approximately $126.4 million to $138.4 million and the Company’s net asset value to range between approximately $61.4 million to $73.3, or between $7.43 and $8.88 per share, based on a share count of 8,257,410 shares issued and outstanding as of December 31, 2014.

A 5% increase in the discount rate results in a negative $0.34 impact on the NAV; a 5% decrease in the discount rate results in a positive $0.35 impact on the NAV. As with any valuation methodology, the methodologies considered by the Valuation Committee and the Board, in reaching an estimate of the value of the Company’s shares, are based upon all of the foregoing estimates, assumptions, judgments and opinions that may, or may not, prove to be correct. The use of different estimates, assumptions, judgments or opinions may have resulted in significantly different estimates of the value of the Company’s shares.

The following table summarizes the material components of the December 31, 2014 NAV:

Table of Value Estimates for Components of Net Asset Value

	Value as of 12/31/14	Value as of 12/31/14 (per share)
Present Value of U.S. Assets	$103,887,478	$12.58
Purchase price from SPA for Germany Assets	$22,502,280	$2.73
Cash and other assets	$10,108,126	$1.22
Fair Market Value of debt	$(72,168,781)	$(8.74)
Accounts Payable and other liabilities and accrued expenses	$(2,956,926)	$(0.36)

Net asset value	$61,373,177	$7.43

Additional Information Regarding the Valuation, Limitations of Estimated Share Value and the Engagement of CBRE Cap

Throughout the valuation process, the Valuation Committee, senior management of our Advisor and senior members of management reviewed, confirmed and approved the processes and methodologies and their consistency with real estate industry standards and best practices.

CBRE Cap’s Valuation Report dated January 9, 2015 was based upon market, economic, financial and other information, circumstances and conditions existing prior to December 31, 2014, and any material change in such information, circumstances and/or conditions may have a material effect on the Company’s estimated NAV. CBRE Cap’s valuation materials were addressed solely to the Company’s Board to assist it in establishing an estimated value of the Company’s common stock. CBRE Cap’s valuation materials were not addressed to the public and should not be relied upon by any other person to establish an estimated value of the Company’s common stock. CBRE Cap’s Valuation Report does not constitute a recommendation by CBRE Cap to purchase or sell any shares of the Company’s common stock.

In connection with its review, while CBRE Cap reviewed for reasonableness the information supplied or otherwise made available to it by the Company or its Advisor, CBRE Cap assumed and relied upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party, and did not undertake any duty or responsibility to verify independently any of such information. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with CBRE Cap, CBRE Cap assumed that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company, and relied upon the Company to advise CBRE Cap promptly if any information previously provided became inaccurate or was required to be updated during the period of its review. In preparing its valuation materials, CBRE Cap did not, and was not requested to, solicit third party indications of interest for the Company in connection with possible purchases of the Company’s securities or the acquisition of all or any part of the Company.

In performing its analyses, CBRE Cap made numerous assumptions as of various points in time with respect to industry performance, general business, economic and regulatory conditions, current and future rental market for the Company’s operating properties and those in development and other matters, many of which are necessarily subject to change and beyond the control of CBRE Cap and the Company. The analyses performed by CBRE Cap are not necessarily indicative of actual values, trading values or actual future results of the Company’s common stock that might be achieved, all of which may be significantly more or less favorable than suggested by the Valuation Report. The analyses do not purport to reflect the prices at which the properties may actually be sold, and such estimates are inherently subject to uncertainty. The actual value of the Company’s common stock may vary significantly depending on numerous factors that generally impact the price of securities, the financial condition of the Company and the state of the real estate industry more generally. Accordingly, with respect to the estimated NAV of the Company’s common stock, neither the Company nor CBRE Cap can give any assurance that:

•	a stockholder would be able to resell his or her shares at this estimated value;

•	a stockholder would ultimately realize distributions per share equal to our estimated NAV upon liquidation of our assets and settlement of our liabilities or a sale of the Company;

•	our shares would trade at a price equal to or greater than the estimated NAV if the Company listed them on a national securities exchange; or

•	the methodology used to estimate our NAV would be acceptable to the Financial Industry Regulatory Authority (“FINRA”) or under the Employee Retirement Income Security Act (“ERISA”) for compliance with its reporting requirements.

The December 31, 2014 NAV was determined by our Board on January 13, 2015. The value of the Company’s shares will fluctuate over time as a result of, among other things, developments related to individual assets and responses to the real estate and capital markets. The Company currently expect to update and announce our estimated NAV annually.

CBRE Group, Inc. (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California and the world’s largest commercial real estate services and investment firms (in terms of 2013 revenue). CBRE Cap, a FINRA-registered broker-dealer and a subsidiary of CBRE, is an investment banking firm that specializes in providing real estate financial services. CBRE Cap and affiliates possess substantial experience in the valuation of assets similar to those owned by the Company and regularly undertake the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For the preparation of the Valuation Report, the Company paid CBRE Cap a customary fee for services of this nature, no part of which was contingent relating to the provision of services or specific findings. The Company has not engaged CBRE Cap for any other services. During the past three years, certain of the Company’s affiliates engaged affiliates of CBRE primarily for various real estate-related services, including the engagement of CBRE Cap to serve as their third-party valuation advisor. In addition, the Company anticipates that affiliates of CBRE will continue to provide similar real estate-related services in the future. Certain other affiliates have engaged CBRE Cap to serve as their third-party valuation advisor. In addition, the Company may in its discretion engage CBRE Cap to assist the Company’s Board in future determinations of the Company’s estimated NAV. The Company is not affiliated with CBRE, CBRE Cap or any of their affiliates. While the Company and affiliates of its Advisor have engaged and may engage CBRE Cap or its affiliates in the future for commercial real estate services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap. In the ordinary course of its business, CBRE, its affiliates, directors and officers may structure and effect transactions for its own account or for the accounts of its customers in commercial real estate assets of the same kind and in the same markets as the Company’s assets.

Webinar

On January 23, 2015, at 4:00 p.m., Eastern Time, the Company will hold a webinar to discuss its estimated NAV per share as of December 31, 2014. Reference is made to the Company’s presentation and related script which are furnished herewith as Exhibits 99.3 and 99.4 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Correspondence with financial advisors of stockholders of Global Income Trust, Inc., dated January 20, 2015.

99.2	Form of Letter to the stockholders of Global Income Trust, Inc. regarding the December 31, 2014 NAV.

99.3	Presentation relating to the valuation webinar to take place on January 23, 2015.

99.4	Script relating to the valuation webinar to take place on January 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2015		GLOBAL INCOME TRUST, INC.
a Maryland Corporation

	By:	/s/ Scott C. Hall
Scott C. Hall
Senior Vice President of Operations